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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-74026, No. 333-52180, No. 333-42892, No.
333-37196 and No. 333-102944) of OpenTV Corp. of our report dated January 23, 2002 except as to Note 16, which appeared in the 2002 OpenTV Corp. Form 10-K, which is as of April 8, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

                                            /s/ PRICEWATERHOUSECOOPERS LLP


San Jose, California
March 12, 2004